EXHIBIT 4.6

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

      THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated February 17, 2005 (the "First Amendment"), is made by and Steve Careaga. ("Consultant"), and Reality Wireless Networks, Inc., a corporation ("Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated October 29, 2004 a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. Client and Consultant wish to amend Sections 2 of the Agreement to extend the duration of the Agreement and provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. The first subparagraph of Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2. Consideration.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, 1,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8 with the United States Securities and Exchange Commission (the "SEC"). By amendment dated February 17, 2005, Client agrees to pay Consultant an additional 1,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Second Amendment shall be issued to Steve Careaga, the natural person performing the consulting services for Client. All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein."

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                 [Signature blocks appear on the following page]




EXECUTED on the date first set forth above.

                                                     CLIENT:

                                                     NANNACO, INC.




                                                     By: ______________________
                                                     Name: Steve Careaga
                                                     Its: CEO




                                                     CONSULTANT:

                                                     STEVE CAREAGA


                                                     By:
                                                         ----------------------
                                                     Name: Steve Careaga






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                                    Exhibit A


                          Consulting Services Agreement

































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